UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of Earliest Event Reported): January 1, 2005

                        LOTTERY & WAGERING SOLUTIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

         0-22191 IRS NO.                               65-067590
     (Commission File Number)               (IRS Employer Identification)


         2250 N.W. 136 AVENUE, SUITE 103, PEMBROKE PINES, FLORIDA 33028
               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 885-0560
              (Registrant's telephone number, Including Area Code)

                                 ---------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         (a)(1) On January 1, 2005, Suriname Leisure Company A.V.V. ("SLC"), an Aruban entity fifty percent owned by Lottery & Wagering Solutions Inc. ("the Company"), was evicted from premises which it leased in the Plaza Hotel ("Hotel") in Paramaribo, Suriname under a Lease Agreement dated June 6, 1998 between Parbhoe Handelmaatschappij N.V., as lessor, and SLC (the "Lease"). SLC is also a party to a Casino Management Agreement dated as of April 30, 1998 between SLC and Dorsett Hotels & Resorts Inc., a wholly owned subsidiary of the Company ("Dorsett") (the "Casino Management Agreement"), pursuant to which Dorsett managed the operations of the casino located at the leased premises.

         (2) The Lease and the Casino Management Agreement are each for a term of fifteen years commencing February 28, 1998, and April 30, 1998, respectively. The Lease pertains to the premises from which SLC, with Dorsett as manager, conducted all of its casino operations. Such operations, including the management fees paid to Dorsett, generated substantially all of the cash flow of the Company.

         (3) On July 30, 2003, the Cantonal Court in Suriname issued an order evicting SLC from the premises it occupies in the Plaza Hotel. The Court ruled that Stichting Dim (Dim Foundation) ("Dim") the plaintiff in the eviction proceeding which took title to the Hotel through a mortgage foreclosure, was not bound by the Lease, as Parbhoe did not hold registered title to the premises. SLC appealed the decision, and on July 6, 2004, the High Court of Justice in Suriname denied Dim's request and "annulled" the order of eviction. The High Court of Justice determined that the Cantonal Court could not properly issue such an eviction order in a summary or "Kort Geding" proceeding because the consequences thereof could not be adequately considered by such Court, and that a full proceeding was necessary to properly determine the rights and interests of the parties. In August 2004, Dim commenced a new summary proceeding in the Subdistrict Court again seeking eviction of SLC from the Plaza Hotel. Dim claimed that a regulation requiring all holders of gaming licenses to start operations in six months, which became effective on August 20, 2004, justified consideration of such a summary proceeding because Dim claimed it may lose its license if it did not urgently obtain the whole building. On November 11, 2004, the Subdistrict Court issued a new order evicting SLC from its premises at the Plaza Hotel by January 1, 2005. Although SLC immediately appealed this judgment, and sought a provisional remedy to stay its enforcement until the appeal could be heard, through a series of procedural motions, the plaintiffs delayed any rulings by the appellate court on the stay application, and the eviction took place.

         (4) The appeal of the eviction is still pending, and if it is successful, it may result in restoration of SLC to the premises in the Hotel and the reinstatement of the Lease, or it may result in indemnification to SLC for its losses. In the meantime, the Company has removed from the Hotel and placed in storage its movable equipment, including kitchen equipment and slot machines and other gambling equipment and gaming tables. The Company is seeking a suitable alternative location for its operations. If the appeal is unsuccessful, there is a potential for a full or partial impairment of the unamortized portion of the leasehold improvements in SLC, which at December 31, 2004, was approximately $2,600,000.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.


(c)  Exhibits.
     Exhibit No.   Description
     ----------    ------------
     99.3          Press release,  dated January 6, 2005,  announcing the
                   eviction of SLC from the premises subject to the Lease.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LOTTERY & WAGERING SOLUTIONS INC.


Date: January 6, 2005               By: /s/ Miles R. Greenberg
                                        -----------------------
                                            Miles R. Greenberg

                                INDEX TO EXHIBITS

    Exhibit No.     Description

    99.3 Press release, dated January 6, 2005, announcing the eviction of SLC from the premises subject to the Lease.